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                                   EXHIBIT 16

                               February 18, 1997

                       SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Ladies and Gentlemen:

We have read CORUS Bankshares, Inc.'s statements included under item 4 of its Form 8-K dated February 18, 1997 and we agree with such statements contained in paragraphs 2 and 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                               Very truly yours,

                              /s/ KPMG Peat Marwick LLP
                              ---------------------------------
Chicago, Illinois